TherapeuticsMD, Inc. 8-K

Exhibit 99.1

Investor Update February 4 , 2019

2 Forward - Looking Statements This presentation by TherapeuticsMD, Inc. (referred to as “we” and “our”) may contain forward - looking statements. Forward - lookin g statements may include, but are not limited to, statements relating to our objectives, plans and strategies, as well as state men ts, other than historical facts, that address activities, events or developments that we intend, expect, project, believe or anti cip ate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipat e,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions and are ba sed on assumptions and assessments made in light of our managerial experience and perception of historical trends, current condition s, expected future developments and other factors we believe to be appropriate. Forward - looking statements in this presentation are made as of the date of this presentation, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward - looking statements are n ot guarantees of future performance and are subject to risks and uncertainties, many of which may be outside of our control. Imp ort ant factors that could cause actual results, developments and business decisions to differ materially from forward - looking statement s are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our mos t r ecent Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, as well as our current reports on Form 8 - K, and include the following: our ability to maintain or increase sales of our products; our ability to develop and commercialize IMVEXXY®, ANNOVERA TM , BIJUVA TM and our hormone therapy drug candidates and obtain additional financing necessary therefor; whether we will be able to comply with the covenants and conditions under our term loan agreement; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of our current or future approved products or preclude t he approval of our future drug candidates; the length, cost and uncertain results of future clinical trials; the ability of our lic ensees to commercialize and distribute our product and product candidates; our reliance on third parties to conduct our manufacturing, research and development and clinical trials; the availability of reimbursement from government authorities and health insura nce companies for our products; the impact of product liability lawsuits; the influence of extensive and costly government regula tio n; the volatility of the trading price of our common stock and the concentration of power in our stock ownership. This non - promotional presentation is intended for investor audiences only.

Strong IMVEXXY Launch

through January 31, 2019

IMVEXXY Launch Metrics	
Total paid scripts dispensed to patients[1] (since launch)	~86,000
Total paid scripts (January 1-31, 2019)	~23,500
Total patients (since launch)	~30,100
Total prescribers[2] (since launch)	~8,100

Average weekly volume of TRx in January 2019 at ~5,340

The company anticipates providing next update in connection with 4Q18 earnings

[1] Total prescription data is based on IQVIA prescriber level data plus additional unique patients identified through utilization of our affordability program.
[2] Total Unique Prescribers that have sent a prescription to a pharmacy for at least 1 patient for IMVEXXY.

TherapeuticsMD®
For Her. For Life.

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4 Strong Patient Compliance through January 31, 2019 Average fills for all patients through January 31, 2019 = 2.85 Patient Compliance 1,2 Month Initial Prescription Filled Average # Fills for those Patients Maximum Allowable Fills Given the Month of Initial Fill December 2018 1.9 Fills 2 Fills November 2018 2.6 Fills 3 Fills October 2018 3.1 Fills 4 Fills September 2018 3.8 Fills 5 Fills August 2018 4.9 Fills 6 Fills 1 Average number of fills per patient is the average number of fills per patient grouped by their initial month on therapy. 2 Total prescription data is based on IQVIA prescriber level data plus additional unique patients identified through utilizatio n o f our affordability program. Example of calculation: For patients who filled their initial prescription in November 2018, each of those patients averaged 2.6 fills from November 2018 through January 2019

5 Month 1 Month 2 Month 3 Month 4 Month 5 Month 6 Month 7 Month 8 Month 9 Month 10 Month 11 Month 12 Month 13 Month 14 Month 15 Month 16 Month 17 Month 18 Imvexxy 154 6,276 8,435 13,273 14,449 19,842 23,540 Vagifem 25mcg 301 3,480 8,849 12,601 17,764 21,036 23,981 26,719 28,700 36,186 37,160 43,208 45,882 47,882 52,603 48,674 57,675 56,485 Osphena 42 661 1,659 2,693 3,476 5,095 6,121 7,316 9,203 10,484 13,289 14,487 16,616 18,056 18,998 19,440 19,804 20,817 Intrarosa 128 1,390 2,363 3,945 5,118 6,251 6,875 7,631 9,675 10,633 12,579 13,782 14,669 16,508 16,119 19,173 19,206 20,560 13,273 19,842 23,540 12,601 21,036 23,981 43,208 56,485 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 Comparison to VVA Launches Since Year 2000 Imvexxy Vagifem 25mcg Osphena Intrarosa Successful Launch Execution References: 1. Total prescription data is based on IQVIA prescriber level data plus additional unique patients identified through utilizatio n o f our affordability program. 2. Osphena and Intrarosa sourced is Symphony Health Integrated Dataverse . 3. Vagifem sourced from IQVIA National Prescriber Level Data. 4. All trademarks are the property of their respective owners. ▪ Vagifem curve illustrates the 25 mcg launch in 2000 ▪ Vagifem reached close to 40% of the market at a dose no longer available (2.5X higher than its current dose) and prior to warnings associated with WHI *Month 7 for IMVEXXY is January 2019 *

6 IMVEXXY Commercial Payer Update Plan Lives (M) 2 Status 3 CVS 29.0 ESI 28.8 Adjudicating United 14.2 Contract signed 4 Anthem 13.7 Adjudicating Prime 12.3 Adjudicating OptumRx 11.3 Adjudicating Kaiser 8.7 Aetna 7.4 Cigna 7.4 Adjudicating EnvisionRx 3.4 Adjudicating 1 IMS Data April 2018 2 Plan numbers as of January 2019 3 MMIT February 2019 and Account Insights 4 Contract signed, adjudication expect in Q1, 19 Top 10 Plans Account for ~73% of all Commercial Pharmacy Lives Commercial Payer Update ▪ United Healthcare commercial contract signed Medicaid Cash Commercial 67% Medicare Part D 25% 5% 3% TRx Payer Breakdown of FDA - Approved VVA Products 1 Adjudication of claim by payer: IMVEXXY is on payer formulary as covered product and is being submitted to insurance company for payment by payer to pharmacy.

IMVEXXY Medicare Part D Payer Update

United and Kaiser Medicare Part D are Now Adjudicating (Paying)

Medicare Part D Update

- United Healthcare and Kaiser Medicare Part D are now adjudicating
- United Healthcare is the largest Medicare Part D payer
- Bids submitted for other Medicare Part D plans

Top 6 Plans Account for ~75% of all Medicare Part D Pharmacy Lives

Plan	Lives[1] (M)	Status[2]
United	8.6	Adjudicating
Humana	7.7	
CVS Caremark	6.0	
Wellcare with Aetna lives	4.6	
Express Scripts/ Cigna	3.5	
Kaiser	1.5	Adjudicating Maintenance pack

[1]Plan numbers as of January 2019
[2] MMIT February 2019 and Account Insights

TherapeuticsMD®
For Her. For Life.

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